                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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                  EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE

                                                                  Thirteen Weeks Ended              Thirty-Nine Weeks Ended
                                                                October 27,     October 29,       October 27,       October 29,
                                                                   1996            1995              1996              1995
                                                                   ----            ----              ----              ----
Net earnings (loss)                                             $  231,000     $ (3,669,000)     $ (2,770,000)     $ (4,809,000)

Average shares of common stock outstanding
during the period                                               25,499,092       25,377,608        25,452,830        25,353,623

Incremental shares from assumed exercise of
stock options (primary)                                            954,129               (*)               (*)               (*)
                                                                ----------     ------------      ------------      ------------
                                                                26,453,221       25,377,608        25,452,830        25,353,623
                                                                ----------     ------------      ------------      ------------

Primary earnings (loss) per share                               $     0.01     $      (0.14)     $      (0.11)     $      (0.19)
                                                                ==========     ============      ============      ============

Average shares of common stock outstanding
during the period                                               25,499,092       25,377,608        25,452,830        25,353,623

Incremental shares from assumed exercise of
stock options (fully diluted)                                    1,011,409               (*)               (*)               (*)
                                                               -----------     ------------      ------------      ------------
                                                            (**)26,510,502       25,377,608        25,452,830        25,353,623

Fully diluted earnings (loss) per share                         $     0.01     $      (0.14)     $      (0.11)     $      (0.19)
                                                                ==========     ============      ============      ============



* Incremental shares from assumed exercise of stock options and convertible debt are antidilutive for primary and fully diluted loss per share.

**       Incremental shares from conversion of convertible debt are antidilutive for fully diluted earnings per share.